Ballantyne Strong Announcement on Previously Released Financial Statements

OMAHA, Nebraska (May 11, 2017) – Ballantyne Strong, Inc. (NYSE MKT: BTN), a holding company with diverse business activities focused on serving the cinema, retail, financial and government markets, today made an announcement about previously released financial statements.

During the preparation of its Form 10-Q for the quarter ended March 31, 2017, management of Ballantyne Strong, Inc. (the “Company”) identified two misstatements in the Company’s previously issued consolidated financial statements for the year ended December 31, 2016. Accordingly, investors should no longer rely upon the Company’s previously released financial statements for the year ended December 31, 2016. The first misstatement related to approximately $477,000 of maintenance service revenue that was pre-billed at a customer’s request, but related to services not completed by December 31, 2016. This revenue was improperly recognized during the year ended December 31, 2016. The Company continues to evaluate revenue recognition for maintenance services as of December 31, 2016. The second misstatement related to earnings at one of the Company’s Canadian subsidiaries that would be subject to a withholding tax if repatriated to the U.S. The Company improperly excluded earnings to the extent of certain intercompany loans between its Canada and U.S. entities from its provision for deferred income taxes, resulting in an understatement of deferred income tax expense of approximately $238,000.

On May 9, 2017, the Company’s management and the Audit Committee of its Board of Directors decided to file an amended Form 10-K for the year ended December 31, 2016, to restate the Company’s Consolidated Balance Sheet as of December 31, 2016, and the related Consolidated Statement of Operations, Consolidated Statement of Comprehensive Income (Loss), Consolidated Statement of Stockholders’ Equity and Consolidated Statement of Cash Flows for the year then ended to correct the misstatements described above. The restated financial statements to be included in the amended Form 10-K should be relied on in lieu of the financial statements included in the Company’s original Form 10-K for the year ended December 31, 2016. Although the Company cannot yet estimate when it will complete the restatement and file its amended report, it is diligently pursuing completion of the restatement and intends to file the amended report as soon as reasonably practicable. The Company expects to file its Form 10-Q for the quarter ended March 31, 2017 promptly after the restatement is concluded.

About Ballantyne Strong, Inc. (www.ballantynestrong.com)

Ballantyne Strong and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing managed services including monitoring of networked equipment. The Company focuses on serving the cinema, retail, financial, and government markets.

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Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the following risks and uncertainties: the Company’s ability to expand its revenue streams to compensate for the lower demand for its digital cinema products and installation services, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s ability to successfully execute its investment strategy, the Company’s ability to retain or replace its significant customers, the impact of challenging global economic environment or a downturn in the markets, economic and political risks of selling products in foreign countries, risks of non-compliance with U.S. and foreign laws and regulations, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate the new executives, acquisition-related risks, the Company’s ability to assert its intellectual property rights, the impact of natural disasters and other catastrophic events, the adequacy of insurance, and the impact of having a controlling stockholder. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

CONTACT:

Lance Schulz	Elise Stejskal
Chief Financial Officer	Investor Relations
402/829-9427	402/829-9423

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